                                                                    EXHIBIT 4.28

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                           PRUDENTIAL FINANCIAL, INC.,

                                            as Issuer

                                       TO


                              JPMORGAN CHASE BANK,

                                           as Trustee




                          First Supplemental Indenture



                          Dated as of December 18, 2001





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

                               TABLE OF CONTENTS

                                  ----------

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                                                                                                        Page
                                                                                                        ----
Parties.........................................................................................         1

Recitals of the Company.........................................................................         1


                                            ARTICLE I

                                           DEFINITIONS

SECTION 1.1.          Definition of Terms.......................................................         1
                      Applicable Spread.........................................................         2
                      Business Day..............................................................         3
                      Collateral Agent..........................................................         3
                      Company Indemnified Person................................................         3
                      Declaration...............................................................         3
                      Dissolution Event.........................................................         3
                      Failed Remarketing........................................................         3
                      Fiduciary Indemnified Person..............................................         3
                      Global Debenture..........................................................         3
                      Initial Remarketing Date..................................................         3
                      Interest Rate.............................................................         3
                      Last Failed Remarketing...................................................         3
                      Non Book-Entry Capital Securities.........................................         3
                      Normal Units..............................................................         3
                      Over-Allotment Option.....................................................         3
                      Purchase Contract.........................................................         3
                      Purchase Contract Agreement...............................................         3
                      Subsequent Remarketing Date...............................................         4
                      Two-Year Benchmark Treasury Rate..........................................         4

                                           ARTICLE II

                         GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.          Designation, Principal Amount and Authorized Denomination.................         4
SECTION 2.2.          Maturity..................................................................         4
SECTION 2.3.          Form and Payment..........................................................         4
SECTION 2.4.          Global Debenture..........................................................         5
SECTION 2.5.          Interest and Interest Rate Reset..........................................         6

                                           ARTICLE III

                                            EXPENSES

SECTION 3.1.          Expenses..................................................................         8
SECTION 3.2.          Payment Upon Resignation or Removal.......................................         9
SECTION 3.3.          Indemnification...........................................................         9

                                      -i-

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
                                           ARTICLE IV

                                        FORM OF DEBENTURE

SECTION 4.1.          Form of Debenture.........................................................    11

                                           ASSIGNMENT


                                            ARTICLE V

                                  ORIGINAL ISSUE OF DEBENTURES

SECTION 5.1.          Original Issue of Debentures..............................................    21

                                           ARTICLE VI

                                          MISCELLANEOUS

SECTION 6.1.          Ratification of Base Indenture............................................    21
SECTION 6.2.          Governing Law.............................................................    21
SECTION 6.3.          Counterparts..............................................................    21
SECTION 6.4.          Trustee Not Responsible for Recitals......................................    21

     First Supplemental Indenture, dated as of December 18, 2001 (the "First Supplemental Indenture"), between Prudential Financial, Inc., a corporation duly organized and existing under the laws of the State of New Jersey (the "Company"), and JPMorgan Chase Bank, a New York banking corporation, as trustee (the "Trustee").

     Whereas, the Company executed and delivered the indenture, dated as of December 18, 2001 (the "Base Indenture"), to the Trustee to provide for the future issuance of the Company's debentures (the "Securities"), to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

     Whereas, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 5.34% Debentures due 2006 (the "Debentures"), the form and substance of such Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this First Supplemental Indenture (together, the "Indenture");

     Whereas, Prudential Financial Capital Trust I, a Delaware statutory business trust (the "Trust"), has offered to the public its 5.34% Capital Securities (the "Capital Securities"), representing undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of its 5.34% Common Securities (the "Common Securities" and together with the Capital Securities, the "Trust Securities"), in the Debentures; and

     Whereas, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has satisfied all requirements necessary to make this First Supplemental Indenture a valid instrument in accordance with its terms, and to make the Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and all acts and things necessary have been done and performed to make this First Supplemental Indenture enforceable in accordance with its terms, and the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects:

     Now Therefore, in consideration of the purchase and acceptance of the Debentures by the Holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.1.  Definition of Terms.

     Unless the context otherwise requires:

             (a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture;

             (b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

             (c) the singular includes the plural and vice versa;

             (d) headings are for convenience of reference only and do not affect interpretation;

             (e) the following terms have the meanings given to them in the
     Declaration: Administrative Trustee; Capital Securities; Capital Security Certificate; Delaware Trustee; Property Trustee; Purchase Contract Agreement; Remarketing Agent; Reset Agent; Reset Rate; Securities and Underwriting Agreement.

             (f) the following terms have the meanings given to them in this
     Section 1.1(f):

     "Applicable Spread" means the spread determined as set forth below, based on the prevailing rating, as defined below, of the Company's senior unsecured debt in effect at the close of business on the Business Day immediately preceding the date of the Last Failed Remarketing:

     Prevailing Rating of Senior Notes                 Applicable Spread
     ---------------------------------                 -----------------
            AA/Aa                                            1.25%
            A/A                                              1.50%
            BBB/Baa                                          1.88%
            Below BBB/Baa                                    2.63%

     For purposes of this definition, the "prevailing rating" of the Company's senior unsecured debt shall be:

               (i) AA/Aa if the senior unsecured debt has a credit rating of AA- or better by Standard & Poor's Ratings Services ("S&P") and Aa3 or better by Moody's Investors Service, Inc. ("Moody's") or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent, after consultation with the Company;

               (ii) A/A if the senior unsecured debt has a credit rating of A-or better by S&P and A3 or better by Moody's or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent, after consultation with the Company;

               (iii) BBB/Baa if the senior unsecured debt has a credit rating of BBB- or better by S&P and Baa3 or better by Moody's or the equivalent of these ratings by those agencies or a substitute rating agency or substitute rating agencies selected by the Remarketing Agent, after consultation with the Company; or

               (iv)  if none of the above applies, then Below BBB/Baa.

Notwithstanding the foregoing:

                          (A) if (i) the credit rating of the senior unsecured debt by S&P is on the "Credit Watch" of S&P with a designation of "negative implications" or "developing," or
                   (ii) the credit rating of the senior unsecured debt by Moody's is on the "Corporate Credit Watch List" with a designation of "downgrade" or "uncertain," or, in each case, on any successor list of S&P or Moody's with a comparable designation, the prevailing ratings of the senior unsecured debt shall be deemed to be within a range one full level lower in the above table than those actually assigned to the senior unsecured debt by Moody's and S&P;

                          (B) if the senior unsecured debt is rated by only one rating agency on or before the time of remarketing, the prevailing rating will at all times be determined without reference to the rating of any other rating agency; and

                          (C) if no rating agency has a rating of the senior unsecured debt in effect and the Remarketing Agent is unable to identify a substitute rating agency or rating agencies, the prevailing rating shall be deemed to be Below BBB/Baa.

     "Business Day" means any day that is not a Saturday, Sunday or day on which banking institutions and trust companies in The City of New York are authorized or required by law, regulation or executive order to close.

     "Collateral Agent" has the meaning set forth in the Purchase Contract Agreement.

     "Company Indemnified Person" means (a) any Administrative Trustee; (b) any Affiliate of any administrative Trustee; (c) any officers, directors, shareholders, members, partners, employees, representatives or agents of any Administrative Trustee or any Affiliate of any administrative Trustee; or (d) any officer, employee or agent of the trust or its Affiliates.

     "Declaration" means the Amended and Restated Declaration of Trust of Prudential Financial Capital Trust I, a Delaware statutory business trust, dated as of December 18, 2001.

     "Dissolution Event" means the dissolution of the Trust and the distribution of the Debentures held by the Property Trustee to the holders of the Securities issued by the Trust pro rata in accordance with the Declaration.

     "Failed Remarketing" has the meaning set forth in the Purchase Contract Agreement.

     "Fiduciary Indemnified Person" has the meaning set forth in Section 3.3(b).

     "Global Debenture" has the meaning set forth in Section 2.4.

     "Initial Remarketing Date" has the meaning set forth in the Purchase Contract Agreement.

     "Interest Rate" shall have the meaning set forth in Section 2.5.

     "Last Failed Remarketing" has the meaning set forth in the Purchase Contract Agreement.

     "Non Book-Entry Capital Securities" shall have the meaning set forth in
     Section 2.4.

     "Normal Units" has the meaning set forth in the Purchase Contract
     Agreement.

     "Over-Allotment Option" shall mean the option granted to the underwriters pursuant to the Underwriting Agreement to purchase up to an additional ___ Normal Units.

     "Purchase Contract" shall have the meaning set forth in the Purchase Contract Agreement.

     "Purchase Contract Agreement" shall mean that certain agreement dated as of December 18, 2001 between the Company and JPMorgan Chase Bank, as purchase contract agent.

     "Subsequent Remarketing Date" has the meaning set forth in the Purchase Contract Agreement.

     "Two-Year Benchmark Treasury Rate" means the bid side rate at 10:00 a.m., New York City time, on the third Business Day preceding November 15, 2004 for direct obligations of the United States of America with a maturity comparable to the remaining term to maturity of the Debentures held by the Trust, as agreed upon by the Company and the Remarketing Agent. This rate will be as displayed in the Telerate system or, if the Telerate system is no longer available or, in the opinion of the Remarketing Agent, after consultation with the Company, no longer an appropriate system from which to obtain that rate, any other nationally recognized quotation system which is appropriate in the opinion of the Remarketing Agent, after consultation with the Company. If the Two-Year Benchmark Treasury Rate is not displayed in the Telerate System, or other nationally recognized quotation system, as applicable, the Reset Rate will be calculated by the Remarketing Agent as the yield to maturity of the Capital Securities, expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis, and computed by taking the arithmetic mean of the secondary market bid rates, as of 10:30 a.m., New York City time, on the third Business Day preceding November 15, 2004 of three leading United States government securities dealers selected by the Remarketing Agent, after consultation with the Company, which may include the Remarketing Agent or an affiliate thereof.

                                  ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.   Designation, Principal Amount and Authorized Denomination.

     There is hereby authorized a series of Securities designated the 5.34% Debentures due 2006 (the "Debentures"), limited in aggregate principal amount to $618,556,750 (or up to $711,340,250, if the Over-Allotment Option is exercised in full), which amount to be issued shall be as set forth in any Company Order for the authentication and delivery of Debentures pursuant to the Base Indenture. The denominations in which Debentures shall be issuable is $50 and integral multiples thereof.

SECTION 2.2.   Maturity.

     The Stated Maturity Date will be November 15, 2006.

SECTION 2.3.   Form and Payment.

            (a) Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons bearing identical terms, registered initially in the name of JPMorgan Chase Bank, as Property Trustee of the Trust, for the benefit of the holders of the Trust Securities.

            (b) Principal, premium (if any) and interest on the Debentures issued in certificated form will be payable, the transfer of such Debentures will be registrable and such Debentures will be exchangeable for Debentures bearing identical terms and provisions at the office or agency of the Trustee; provided, however, that any such payment of principal, premium (if any) and interest may be made, at the option of the Company, by check mailed to the Person entitled thereto at such address as shall appear in the Register or by wire transfer in immediately available funds to the bank account number of such Person specified in writing by such Person to the Trustee at least five Business Days prior to the applicable payment date and entered in the Register by the Registrar. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the Purchase Contract Agent or the Collateral Agent, as applicable, the payment of the principal and premium (if any) of and interest (including expenses and taxes of the Trust set forth in Section 3.1 hereof, if any) on such Debentures held by the Property Trustee, the Purchase Contract Agent or the Collateral Agent, as applicable, will be made at such place and to such account as may be designated in writing by the Property Trustee, the Purchase Contract Agent or the Collateral Agent, as applicable. All payments with respect to the Debentures shall be payable in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

SECTION 2.4.   Global Debenture.

           (a) The Depository Trust Company shall serve as the initial Depository for the Global Debenture.

           (b) In connection with a Dissolution Event,

               (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name of the Depository, or its nominee, and delivered by the Property Trustee to the Depository or pursuant to its instructions for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustees. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture. The Trustee, upon receipt of such Global Debenture, together with an Officer's Certificate and a Company Order requesting authentication, will authenticate such Global Debenture. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

               (ii) if any Capital Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Capital Security Certificate which represents Capital Securities other than Capital Securities held by the Depository or its nominee ("Non Book-Entry Capital Securities") will be deemed to represent beneficial interests in the Debentures presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Capital Securities until such Capital Security Certificates are presented to the Property Trustee for transfer or reissuance at which time such Capital Security Certificates will be cancelled and a Debenture, registered in the name of the Holder of the Capital Security Certificate or the transferee of the Holder of such Capital Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Capital Security Certificate cancelled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture to such Holder. The Trustee, upon receipt of such Debenture together with an Officer's Certificate and a Company Order requesting authentication, shall authenticate such Debenture. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been cancelled.

          (c) Unless and until it is exchanged for the Debentures in definitive registered form, a Global Debenture may be transferred, in whole but not in part, only to the Depository, another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          (d) If (i) at any time the Depository for Global Debenture notifies the Company that it is unwilling or unable to continue as Depository for such Global Debenture or if at any time the Depository for such Global Debenture shall no longer be a clearing agency registered or in good standing under the Exchange Act or other applicable statute or regulation, and a successor Depository for such Global Debenture is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, or (ii) the Company determines in its sole discretion that the Debentures shall no longer be represented by one or more Global Debenture and delivers to the Trustee an Officer's Certificate evidencing such determination, then the Company will execute and the Trustee, upon receipt of an Officer's Certificate evidencing any such determination by the Company, will authenticate and deliver Debentures of like tenor in definitive registered form, in authorized denominations, and in aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be canceled by the Trustee. Such Debentures in definitive registered form issued in exchange for Global Debenture pursuant to this Section shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Persons in whose names such Debentures are so registered.

SECTION 2.5.    Interest and Interest Rate Reset.

          (a) Each Debenture will bear interest (i) initially at the rate of 5.34% per annum (the "Interest Rate") from the original date of issuance through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and thereafter at the Reset Rate in accordance with Section 2.5(b) and notified to the Trustee by the Company (the "Reset Rate"), and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, and notified to the Trustee by the Company, accruing from and after the Stock Purchase Date and effective for all interest payments after November 15, 2004, until, in each case, the principal thereof becomes due and payable, and on any overdue principal, premium (if any) and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest
     (x) at the Interest Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (y) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all payments after November 15, 2004, in each case compounded quarterly, payable (subject to the provisions of Section 2.5(c) quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each, an "Interest Payment Date") commencing on February 15, 2002, to the Person in whose name such Debenture or any predecessor Debenture is registered, at the close of business on the regular record date for such interest installment which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Capital Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the record date for such interest installment will be the close of business on the 15/th/ day (whether or not a Business Day) prior to an Interest Payment Date.

          (b) The interest rate on the Debentures will be reset on the Initial Remarketing Date or any Subsequent Remarketing Date, as the case may be, to the Reset Rate determined by the Reset Agent in accordance with Annex I to the Declaration (which Reset Rate will become effective from and after the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be; provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until the Capital Securities are successfully remarketed pursuant to the Purchase Contract Agreement; and provided, further, that if there has been a Last Failed Remarketing, the interest rate on the Debentures will be equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread accruing from and after the Stock Purchase Date and effective for all interest payments after November 15, 2004.

          (c) So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of the Debentures, to defer payments of interest by extending the interest payment period of such Debentures for a period not extending, in the aggregate, beyond the Stated Maturity Date, provided that any such period shall end on an Interest Payment Date (the "Deferral Period"), during which Deferral Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 2.5(c), will bear interest thereon, (i) at the Interest Rate through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and, subject to paragraph
     (b) above, at the Reset Rate thereafter, and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, and notified to the Trustee, by the Company effective for all interest payments after November 15, 2004 accruing from and after the Stock Purchase Date and compounded quarterly for each quarter of the Deferral Period ("Compounded Interest"). At the end of the Deferral Period, the Company shall pay all interest accrued and unpaid on the Debentures and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of the Debentures in whose names the Debentures are registered in the Register on the record date immediately preceding the end of the Deferral Period. Prior to the termination of any Deferral Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Stated Maturity Date, provided that any such period shall end on an Interest Payment Date. Upon the termination of any Deferral Period and the payment of all Deferred Interest then due, the Company may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during a Deferral Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of a Deferral Period. The Company shall give the Trustee written notice of the Company's election to begin a Deferral Period for the Debentures and any shortening or extension thereof at least five Business Days prior to the earlier of (i) the date the interest on such Debentures or distributions on the Capital Securities is payable or (ii) the date the trustees of the Trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such distributions are payable, but in any event not less than five Business Days prior to such record date. The Company shall give or cause the Trustee to give notice at the expense of the Company (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin, shorten or extend a Deferral Period to the Holders by first class mail, postage prepaid.

          (d) The amount of interest payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period based on 30-day months. In the event that any date on which interest is payable on the Debentures, or on which any action required under the Indenture with respect to the Debentures is to be taken, is not a Business Day, then payment of interest payable on such date will be made, and the relevant action will be taken, on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar month or year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (e) The Debentures are not entitled to any sinking fund payments and are not redeemable prior to maturity.

                                  ARTICLE III

                                   EXPENSES

SECTION 3.1.  Expenses.

     In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under this Indenture in accordance with the provisions of this Indenture;

          (b) be responsible for and shall pay all debts and obligations (other than with respect to the Securities and other than with respect to taxes) and all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization, maintenance and dissolution of the Trust), the offering, sale and issuance of the Securities (including commissions to the underwriters in connection therewith), the fees and expenses (including reasonable counsel fees and expenses) of the Property Trustee, the Delaware Trustee and the Administrative Trustees (including any amounts payable under Section 3.3 hereof and Article X of the Declaration), the costs and expenses relating to the operation of the Trust, including, without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets and the enforcement by the Property Trustee of the rights of the Holders of the Securities;

          (c) be primarily liable for any indemnification obligations arising under Section 3.3 with respect to this Indenture; and

          (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

     The Company's obligations under this Section 3.1 shall be for the benefit of, and shall be enforceable by, any person to whom such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce the Company's obligations under this Section 3.1 directly against the Company and the Company irrevocably waives any right or remedy to require that any such Creditor take any action against the Trust or any other Person before proceeding against the Company. The Company agrees to execute such additional agreements as may be necessary or desirable in order to give full effect to the provisions of this
Section 3.1.

SECTION 3.2.  Payment Upon Resignation or Removal.

     Upon termination of this First Supplemental Indenture or the Base Indenture or the removal or resignation of the Trustee, the Company shall pay to the Trustee all amounts then owing to the Trustee under Section 7.7 of the Base Indenture. Upon termination of the Declaration or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to
Section 5.6 of the Declaration, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

SECTION 3.3.  Indemnification.

           (a) (i) The Company shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Trust) by reason of the fact that he is or was a Company Indemnified Person against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Company Indemnified Person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Trust, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

               (ii) The Company shall indemnify, to the fullest extent permitted by law, any Company Indemnified Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Trust to procure a judgment in its favor by reason of the fact that he is or was a Company Indemnified Person against expenses (including reasonable attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Trust and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such Company Indemnified Person shall have been adjudged to be liable to the Trust unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

               (iii)  Any indemnification under paragraphs (i) and (ii) of this
     Section 3.3(a) (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Company Indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (i) and (ii). Such determination shall be made (1) by the Administrative Trustees by a majority vote of a quorum consisting of such Administrative Trustees who were not parties to such action, suit or proceeding, (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion, or (3) by the Common Security Holder of the Trust.

               (iv) Expenses (including reasonable attorneys' fees) incurred by a Company Indemnified Person in defending a civil, criminal, administrative or investigative action, suit or proceeding referred to in paragraphs (i) and (ii) of this Section 3.3(a) shall be paid by the Debenture Issuer in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Company Indemnified Person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Debenture Issuer as authorized in this Section 3.3(a). Notwithstanding the foregoing, no advance shall be made by the Debenture Issuer if a determination is reasonably and promptly made (i) by the Administrative Trustees by a majority vote of a quorum of disinterested Administrative Trustees, (ii) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested Administrative Trustees so directs, by independent legal counsel in a written opinion or (iii) the Common Security Holder of the Trust, that, based upon the facts known to the Administrative Trustees, independent legal counsel or Common Security Holder at the time such determination is made, such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Trust, or, with respect to any criminal proceeding, that such Company Indemnified Person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the Administrative Trustees, independent legal counsel or Common Security Holder reasonably determine that such person deliberately breached such person's duty to the Trust or its Common or Capital Security Holders.

               (v) The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 3.3(a) shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors of the Company or Capital Security Holders of the Trust or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. All rights to indemnification under this Section 3.3(a) shall be deemed to be provided by a contract between the Company and each Company Indemnified Person who serves in such capacity at any time while this
     Section 3.3(a) is in effect. Any repeal or modification of this Section 3.3(a) shall not affect any rights or obligations then existing.

               (vi) The Company or the Trust may purchase and maintain insurance on behalf of any person who is or was a Company Indemnified Person against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Section 3.3(a).

               (vii) For purposes of this Section 3.3(a), references to "the Trust" shall include, in addition to the resulting or surviving entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, trustee, officer or employee of such constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee or agent of another entity, shall stand in the same position under the provisions of this Section 3.3(a) with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued.

               (viii) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 3.3(a) shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Company Indemnified Person and shall inure to the benefit of the successors, heirs, executors and administrators of such a person.

          (b) To the fullest extent permitted by law, the Company agrees to indemnify the (i) Property Trustee (including in its individual capacity),
     (ii) the Delaware Trustee (including in its individual capacity), (iii) any Affiliate of the Property Trustee or the Delaware Trustee, and (iv) any officers, directors, shareholders, members, partners, employees, representatives, custodians, nominees or agents of the Property Trustee or the Delaware Trustee (each of the Persons in (i) through (iv) being referred to as a "Fiduciary Indemnified Person") for, and to hold each Fiduciary Indemnified Person harmless against, any loss, liability or expense to the extent incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts under the Declaration, including the costs and expenses (including reasonable legal fees and expenses) of defending itself against or investigating any claim (whether asserted by the issuer, any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The provisions of this Section 3.3(b) shall survive the termination of the Declaration, the dissolution of the Trust and any resignation or removal of the Property Trustee or the Delaware Trustee, as the case may be.

                                  ARTICLE IV

                               FORM OF DEBENTURE

SECTION 4.1.  Form of Debenture.

     The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are to be substantially in the following forms:

     [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE, INSERT - This Debenture is a Global Debenture within the meaning of the Indenture hereinafter referred to and is registered in the name of the Depository or a nominee of the Depository. This Debenture is exchangeable for Debentures registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Debenture (other than a transfer of this Debenture as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

     Unless this Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

No. ___________________

CUSIP No. ______________                $_____________________

                          PRUDENTIAL FINANCIAL, INC.

                           _____% DEBENTURE DUE 2006

     PRUDENTIAL FINANCIAL, INC., a New Jersey corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to __________________________, or registered assigns, the principal sum of United States dollars ______ ($______________) [IF THE DEBENTURE IS TO BE A GLOBAL DEBENTURE OR IS A PLEDGED DEBENTURE UNDER THE PURCHASE CONTRACT AGREEMENT, INSERT -- or such other principal amount reflected in the Schedule of Increases or Decreases in [Global Debenture Certificate] [Pledged Debenture Certificate] attached hereto] on ________, 2006 (such date is hereinafter referred to as the "Stated Maturity Date"), and to pay interest on said principal sum from ____________, 2004, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly in arrears (subject to deferral as set forth herein) on _________, _________, _________, and _________ of each year, commencing on _________, 2002, (i)
initially at the rate of ___% per annum through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter and, (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all interest payments after _______, 2004 [Insert stock purchase date], in each case until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest (x) at the rate of ___% through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and, (y) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all payments after _______, 2004 [Insert stock purchase date], in each case until the principal hereof shall have become due and payable, compounded quarterly. The interest rate will be reset during the Initial Remarketing Period or any Subsequent Remarketing Period, as the case may be, to the Reset Rate (as determined by the Reset Agent); provided, however, that if there has been a Failed Remarketing, the Reset Rate will be equal to the Interest Rate until the Capital Securities are successfully remarketed pursuant to the Purchase Contract Agreement; and provided, further, that if there has been a Last Failed Remarketing, the interest rate will be equal to the sum of the Two-Year Benchmark Treasury Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all interest payments after __________, 2004 [Insert stock purchase date]. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed in such a 90-day period based on 30-day months. In the event that any date on which interest is payable on, or on which any action required under the Indenture is to be taken with respect to, this Debenture is not a Business Day, then payment of interest payable on such date will be made and the relevant action will be taken on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar month or calendar year, as applicable, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Capital Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Capital Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the record dates for such interest installment will be the close of business on the 15/th/ day (whether or not a Business Day) prior to an Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such regular record date and may be paid to the Person in whose name this Debenture is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of this series of Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange all as more fully provided in the Indenture. All payments with respect to the Debentures shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto at such address as shall appear in the Register or by wire transfer to an account appropriately designated by such Person. Notwithstanding the foregoing, so long as the Holder of this Debenture is the Property Trustee, the Purchase Contract Agent or the Collateral Agent, the payment of the principal of (and premium, if any) and interest on this Debenture will be made at such place and to such account as may be designated in writing by the Property Trustee or the Collateral Agent.

     So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time, and from time to time, during the term of this Debenture, to defer payments of interest by extending the interest payment period of such Debenture for a period not extending, in the aggregate, beyond the Stated Maturity Date, provided that any such period shall end on an Interest Payment Date (the "Deferral Period"), during which Deferral Period no interest shall be due and payable. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to the provisions of this Debenture, will bear interest thereon (i) at the rate of ___% through and including the Initial Remarketing Date or the applicable Subsequent Remarketing Date, as the case may be, and at the Reset Rate thereafter, and (ii) if there has been a Last Failed Remarketing, at a rate equal to the sum of the Two-Year Treasury Benchmark Rate and the Applicable Spread, accruing from and after the Stock Purchase Date and effective for all interest payments after __________, 2004 [Insert stock purchase date], compounded quarterly for each quarter of the Deferral Period ("Compounded Interest"). At the end of the Deferral Period, the Company shall pay all interest accrued and unpaid on this Debenture and Compounded Interest (together, "Deferred Interest") that shall be payable to the Holders of this Debenture in whose names this Debenture is registered in the Register on the record date immediately preceding the end of the Deferral Period. Prior to the termination of any Deferral Period, the Company may further extend such period, provided that such period together with all such previous and further extensions thereof shall not extend beyond the Stated Maturity Date, provided that any such period shall end on an Interest Payment Date. Upon the termination of any Deferral Period and the payment of all Deferred Interest then due, the Company may commence a new Deferral Period, subject to the foregoing requirements. No interest shall be due and payable during any Deferral Period, except at the end thereof, but the Company, at its option, may prepay on any Interest Payment Date all or any portion of the interest accrued during the then elapsed portion of a Deferral Period. The Company shall give the Trustee written notice of the Company's election to begin a Deferral Period for this Debenture and any shortening or extension thereof at least five Business Days prior to the earlier of (i) the date the interest on such Debenture or distributions on the Capital Securities are payable or (ii) the date the trustees of the Trust are required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Capital Securities of the record date or the date such Distributions are payable, but in any event not less than five Business Days prior to such record date. The Company shall give or cause the Trustee to give notice at the Company's expense (a form of which shall be provided by the Company to the Trustee) of the Company's election to begin, shorten or extend a Deferral Period to the Holders by first class mail, postage prepaid.

     This Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

     The provisions of this Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

     In Witness Whereof, the Company has caused this instrument to be executed.


                              PRUDENTIAL FINANCIAL, INC.



                              By: _________________________
                              Name:
                              Title:

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures of the series designated therein referred to in the within-mentioned Indenture.

Dated:

                              JPMORGAN CHASE BANK,
                              as Trustee


                              By: _________________________
                              Authorized Officer

                        (FORM OF REVERSE OF DEBENTURE)

     This Debenture is one of a duly authorized series of the debentures of the Company (herein sometimes referred to as the "Securities"), specified in the Indenture hereinafter referred to, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of ______, 2001 (the "Base Indenture"), duly executed and delivered between the Company and JPMorgan Chase Bank, as Trustee (the "Trustee") (such Base Indenture as supplemented by the First Supplemental Indenture, dated ______, 2001, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This Debenture is one of the series designated on the face hereof (the "Debentures"), limited in aggregate principal amount as specified in said First Supplemental Indenture.

     The Debentures are not entitled to the benefit of any sinking fund and are not redeemable prior to maturity.

     In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities; provided, however, that, among other things, no such supplemental indenture shall (i) reduce the principal amount thereof, or change the rate or extend the time of payment of interest thereon (except in connection with a Deferral Period), or change any premium payable upon the redemption thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Securities of such series, to waive a Default or Event of Default with respect to such series, and its consequences, except a Default or Event of Default in the payment of the principal of or premium, if any, or interest on any of the Securities of such series or a Default in respect of a provision that under Section 9.2 of the Base Indenture cannot be amended without the consent of each holder affected thereby. Any such consent or waiver by the registered Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and of any Debenture issued in exchange for or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered Holder hereof on the Register of the Company, upon surrender of this

Debenture for registration of transfer at the office or agency of the Trustee in the City of New York and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Registrar duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in relation thereto.

     Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Registrar may deem and treat the registered holder hereof as the owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and (subject to Section 2.2 of the Base Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Registrar shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, shareholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

     The Indenture imposes certain limitations on the ability of the Company to, among other things, merge or consolidate with any other Person or sell, assign, transfer, lease or convey all or substantially all of its properties and assets. All such covenants and limitations are subject to a number of important qualifications and exceptions. The Company must report periodically to the Trustee on compliance with the covenants in the Indenture.

     The Debentures are issuable only in registered form without coupons, in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures so issued are exchangeable for a like aggregate principal amount of Debentures in a different authorized denomination, as requested by the Holder surrendering the same.

     All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws.

                                  ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Debenture to:


-------------------------------------------------

-------------------------------------------------

-------------------------------------------------

       (Insert assignee's social security or tax identification number)


-------------------------------------------------

-------------------------------------------------

-------------------------------------------------
                   (Insert address and zip code of assignee)

agent to transfer this Debenture on the books of the Company. The agent may substitute another to act for him or her.


Dated:                                        Signature:

                                              Signature Guarantee:

    (Sign exactly as your name appears on the other side of this Debenture)

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

          [TO BE ATTACHED TO GLOBAL DEBENTURE AND PLEDGED DEBENTURES]

     SCHEDULE OF INCREASES OR DECREASES IN [GLOBAL DEBENTURE CERTIFICATE]
                        [PLEDGED DEBENTURE CERTIFICATE]

     The following increases or decreases in this [Global Debenture Certificate] [Pledged Debenture Certificate] have been made:

-------------------------------------------------------------------------------------------------------------------
        Date          Amount of Decrease in    Amount of Increase     Principal Amount of         Signature of
                       Principal Amount of     in Principal Amount     [Global Debenture     Authorized Officer of
                        [Global Debenture     of [Global Debenture   Certificate] [Pledged   Trustee or Securities
                      Certificate] [Pledged       Certificate]             Debenture               Custodian
                      Debenture Certificate]   [Pledged Debenture         Certificate]
                                                  Certificate]           Following such
                                                                      Decrease or Increase
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

                               ARTICLE V

                         ORIGINAL ISSUE OF DEBENTURES

SECTION 5.1.  Original Issue of Debentures.

     Debentures in the aggregate principal amount of $618,556,750 (or up to $711,340,250, if the Over-Allotment Option is exercised) may, upon execution of this First Supplemental Indenture, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures in accordance with a Company Order. The Issue Date of the Debentures shall be December 18, 2001.

                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.1.  Ratification of Base Indenture.

     The Base Indenture as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 6.2.  Governing Law.

     THIS FIRST SUPPLEMENTAL INDENTURE AND EACH DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 6.3.  Counterparts.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 6.4.  Trustee Not Responsible for Recitals.

     The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture.

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     In Witness Whereof, the parties hereto have caused this First Supplemental
Indenture to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                              PRUDENTIAL FINANCIAL, INC.,
                              as Issuer


                              By: /s/ C. Edward Chaplin
                                  ----------------------------
                                  Name:  C. Edward Chaplin
                                  Title: Senior Vice President
                                         and Treasurer

                              JPMORGAN CHASE BANK,
                              as Trustee


                              By: /s/ L. O'Brien
                                  ---------------------------
                                  Name:  L. O'Brien
                                  Title: Vice President